EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Awarded State Approval for New Jersey Dispensary

Las Vegas, NV and Vancouver, B.C., Canada (January 23, 2024) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operations-focused cannabis company, is pleased to announce the State of New Jersey Cannabis Regulatory Commission has approved the application for an Annual Class 5 Cannabis Retailer license to operate an adult, personal-use cannabis business in the State of New Jersey.

The state approval combined with local preapproval allows Body and Mind to advance the Lawrenceville, New Jersey dispensary which is being developed in an existing 4,100 square foot building in the Lawrenceville township area north of Trenton, New Jersey.

“We are excited to receive state approval and look forward to bringing a Body and Mind dispensary to New Jersey,” stated Michael Mills, CEO of Body and Mind. “We have been prioritizing what we believe are our highest returning projects and we feel the New Jersey market offers significant growth potential. Our team is motivated to lean into our retail development and operating capabilities to deliver strong performance.”

New Jersey (population estimate of 9.2 million) is home to only 48 dispensaries (as of last reporting September 30, 2023) and according to the New Jersey Cannabis Regulatory Commission, recreational marijuana has generated about $578 million in sales — and $30 million in sales tax revenue — in the first three quarters of 2023 combined.

About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Arkansas, Illinois and California, pending retail operations in New Jersey, and craft cultivation and/or processing operations in Nevada and Arkansas. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

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Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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